EXHIBIT 99.2

STANLEY, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 1, 2007, Stanley, Inc. (“The Company”), through its wholly-owned subsidiary, Oklahoma Acquisition Corp., acquired Techrizon, LLC (“Techrizon”) for approximately $30.3 million in cash. The acquisition has been accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations. The following unaudited pro forma condensed consolidated balance sheet and income statement give effect to the Company’s purchase of Techrizon.

The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition occurred on March 31, 2007 and combines the condensed consolidated balance sheet of the Company as of March 31, 2007 and the unaudited condensed balance sheet of Techrizon as of March 31, 2007. The pro forma condensed consolidated statement of income has been prepared as if the acquisition occurred on April 1, 2006 and combines the Company’s condensed consolidated statement of income for the year ended March 31, 2007 with Techrizon’s condensed statement of income for the year ended December 31, 2006.

These pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the previously filed Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 2, 2007, the Company’s historical financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and Techrizon’s historical financial statements and the accompanying notes that are included in this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended March 31, 2007
(in thousands)

	Stanley Year Ended March 31, 2007	Techrizon Year Ended December 31, 2006	Pro Forma Adjustments		Pro Forma Year Ended March 31, 2007
Revenues	$409,411	$29,634	$(614	)(1)	$438,431
Operating costs and expenses:
Cost of revenues	343,628	21,595	(614	)(1)	364,609
Selling, general and administrative	30,700	3,562	—		34,262
Amortization of deferred compensation	5,082	—	—		5,082
Depreciation and amortization	5,424	130	590	(2)	6,144
Operating income (loss)	24,577	4,347	(590)		28,334
Other income (expense):
Other income	(478)	—	—		(478)
Interest (expense) income, net	(5,918)	78	(2,202	)(3)	(8,042)
Income (loss) before taxes	18,181	4,425	(2,792)		19,814
Provision (benefit) for income taxes	7,476	—	(1,148	)(4)	6,328
			1,820	(5)	1,820
Net income (loss)	$10,705	$4,425	$(3,464)		$11,666
Earnings per common share:
Basic	$0.61				$0.66
Diluted	$0.55				$0.60
Weighted average shares:
Basic	17,567				17,567
Diluted	19,458				19,458

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Income.

Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income

(1)                                  Reflects the elimination of inter-company revenues between the Company and Techrizon as of December 31, 2006.

(2)                                  Reflects amortization of identifiable intangible assets resulting from the preliminary allocation of the Techrizon purchase price, based on an independent third-party valuation analysis. The portion of the purchase price allocated to customer contracts and relationships is amortized on a straight-line basis over the estimated seven-year period of the contracts, resulting in approximately $0.2 million of annual amortization. The portion of the purchase price allocated to order backlog is amortized on a straight-line basis over the two year period of the contracts, resulting in approximately $0.4 million of annual amortization. The portion of the purchase price allocated to non-compete agreements will be amortized on a straight-line basis over three years, resulting in less than $0.1 million of annual amortization.

(3)                                  Reflects incremental interest expense based on the weighted average interest rate during fiscal 2007 applicable under the Company’s revolving credit facility attributable to $30.3 million of additional net indebtedness incurred to finance the acquisition of Techrizon and pay transaction expenses incurred in connection with the acquisition. An increase of 1.0% in the interest rates would result in an increase in pro forma interest expense and a decrease in pro forma net income of $0.3 million and $0.1 million, respectively, for the fiscal year ended March 31, 2007.

(4)                                  Reflects the tax benefits resulting from the amortization of intangible assets described in note (2) above and from the incremental interest expense described in note (3) above. The tax benefits were determined using an effective tax rate of 41%, which was our effective tax rate in the fiscal year ended March 31, 2007.

(5)                                  Reflects the provision for federal and state income taxes at an effective rate of 41% for Techrizon’s historical financial statement.  Prior to the acquisition, Techrizon was a limited liability corporation with all income, losses and tax credits flowing through to the individual members.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2007
(in thousands)

	Stanley March 31, 2007	Unaudtied Techrizon March 31, 2007	Pro Forma Adjustments		Pro Forma March 31, 2007

Assets
Current assets:
Cash and cash equivalents	$12,736	$9	$—		$12,745
Accounts receivable — net	110,029	4,778	(143	)(1)	114,664
Prepaid and other current assets	1,631	238	—		1,869
Total current assets	124,396	5,025	(143)		129,278
Property and equipment—net	11,736	153	—		11,889
Goodwill	88,249	1,071	26,296	(2)	115,616
Intangible assets—net	9,417	—	2,000	(3)	11,417
Deferred taxes	2,010	—	—		2,010
Other assets	2,167	—	—		2,167
Total assets	$237,975	$6,249	$28,153		$272,377

Liabilities and Owners’ Equity
Current liabilities:
Line of credit	$—	$—	$30,329	(4)	$30,329
Accounts payable	24,476	2,331	(143	)(1)	26,664
Accrued expenses and other liabilities	34,438	1,885	—		36,323
Current portion of long-term debt	1,000	—	—		1,000
Deferred income taxes	2,646	—	—		2,646
Income taxes payable	917	—	—		917
Total current liabilities	63,477	4,216	30,186		97,879
Long-term debt—net of current portion	36,750	—	—		36,750
Other long-term liabilities	3,596	—	—		3,596
Total liabilities	103,823	4,216	30,186		138,225
Owners’ equity:
Common stock, $0.01 par value—200,000 shares authorized; 21,888 shares issued	219	—	—		219
Additional paid-in capital	76,785	—	—		76,785
Retained earnings	58,345	—	—		58,345
Members’ equity	—	2,033	(2,033	)(5)	—
Accumulated other comprehensive income	(161)	—	—		(161)
Deferred compensation	(1,036)	—	—		(1,036)
Total owners’ equity	134,152	2,033	(2,033)		134,152
Total liabilities and owners’ equity	$237,975	$6,249	$28,153		$272,377

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)                                  Reflects the elimination of inter-company receivables and payables between the Company and Techrizon as of March 31, 2007.

(2)                                  Reflects the amount of the Techrizon purchase price that has been preliminarily allocated to goodwill, based upon the excess of the aggregate purchase price over the amounts preliminarily allocated to tangible net assets and identifiable intangible assets.

(3)                                  Reflects the amount of the Techrizon purchase price that has been preliminarily allocated to identifiable intangible assets. The preliminary allocation to tangible and identifiable intangible assets consists of $1.1 million that has been allocated to Techrizon’s customer contracts and relationships, $0.8 million that has been allocated to order backlog and $0.1 million that has been allocated to certain noncompete agreements, based on an independent third-party valuation analysis.

(4)                                  Reflects the net impact of the increase in borrowings under our revolving credit facility to finance the acquisition of Techrizon and pay transaction expenses incurred in connection with the acquisition.

(5)                                  Reflects the elimination of members’ equity in connection with the acquisition of Techrizon.